Exhibit A
                  Red Oak Bank 1999 Incentive Stock Option Plan

RED OAK BANK

1999 INCENTIVE STOCK OPTION PLAN

1. Purpose of the Plan. This 1999 Incentive Stock Plan (this "Plan", in intended to provide an additional incentive to Key Employees of Red Oak Bank (the "Company"), in order that they may enter into or remain in the employ of the Company and its Subsidiaries and contribute to the Company's progress and success, by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of Options to acquire the Company's Common Stock. Accordingly, the Company shall, from time to time during the effective period of this Plan, grant to Key Employees Options to purchase shares of the Company's Common Stock in the manner and subject to the conditions specified in this Plan.

2. Definitions.

      2.1. "Act" shall mean the New Jersey Bank Officers and Employees' Stock Option Plan Act.

      2.2. "Board" shall mean the Board of Directors of the Company.

      2.3. "Cause" shall mean the Grantee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty to the Company failure to perform stated duties, willful violation of any law, rule or regulations (other than traffic violations or similar offenses) or a final cease-and-desist order. Notwithstanding the foregoing, the Grantee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him or her a copy of a resolution duly adopted by the affirmative vote or less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Grantee and an opportunity for him or her, together with counsel, to be heard before the Board) finding that in the good faith opinion of the Board, the Grantee was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail.

      2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended, References to a section of the Code shall include such section as it is currently in force, as it may be amended from time to time, and shall include any substitute section.

      2.5 "Common Stock" shall mean the common stock, par value $5.00 per share, of the Company, except as may be modified as provided in Section 13 herein.

      2.6. "Company" shall mean Red Oak Bank and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to the Company or such corporations.

      2.7. "Committee" shall mean the individual s who are members of the Resources and Planning Committee responsible for the administration of the Plan as set forth in Section 3 herein.

      2.8. "Disability" shall mean permanent and total disability, as defined in
Section 22(e)(3) of the Code.

      2.9. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      2.10. "Fair Market Value" shall mean the following:

      2.11. "Grantee" shall mean a Key Employee of the Company or any of its Subsidiaries to whom an Option is granted.

      2.12. "ISO" or "Incentive Stock Option" shall mean an option to purchase Common Stock granted pursuant to this Plan which is intended to meet the requirements of Section 422 of the Code.

      2.13. "Key Employees" shall mean those employees (including executive officers and directors who are also employees) of the Company and any Subsidiaries who, in the judgment of the Committee, are considered important to the future of the Company.

      2.14. "Non-Employees" shall mean a member of the Board of Directors of the Company who is neither an employee nor an officer of the Company or any of its Subsidiaries, and as otherwise defined in Rule 18b-3 of the Exchange Act.

      2.15. "Option" shall mean an ISO granted pursuant to this Plan.

      2.16. "Plan" shall mean the Red Oak Bank 2004 Incentive Stock Option Plan.

      2.17. "Subsidiary" shall mean any corporation (other then the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Option is granted hereunder, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more if the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.   Administration.

      3.1. "This Plan shall be administered by the Committee. The Committee shall consist of three or more members, all of whom shall be Non-Employee Directors. The Committee shall be appointed by, and shall serve at the pleasure of, the Board. A majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

      3.2. Any discretionary authority vested in the Committee shall not be exercised in contravention of the terms of this Plan.

      3.3. Subject to the provisions of this Plan and the applicable requirements of federal and state law, the Committee shall have authority, in its discretion, to take the following actions:

            (a)   to grant Options pursuant to this Plan:

            (b) to determine the Key Employees to be granted Options under this Plan;

            (c) to determine the number of shares of Common Stock subject to each Option;

            (d) to determine the time or times at which Options will be granted;

            (e) to determine the option price of the shares of Common Stock subject to each Option, which price shall be not less then the minimum specified in Section 7 of this Plan;

            (f) subject to the terms of this Plan, including, without limitation, Section 15 hereof, to determine or change the time or times when each Option becomes exercisable and the duration of the exercise period;

            (g) to prescribe for form or forms of the instructions evidencing any Options granted under this Plan (which forms shall be consistent with this Plan but need not be identical to one another);

            (h) to adopt, amend and rescind such rules and regulations as it determines are necessary or advisable in the administration of this Plan

            (i) to construe and interpret this Plan, the rules and regulations and the instruments evidencing Options granted under this Plan and to make any and all other determinations deemed necessary or advisable for the administration of this Plan;

            (j) to delegate such administrative functions as it deems appropriate and;

            (k) in general, to exercise full and final authority (consistent with this Plan) over all matters relating to this Plan, the powers denominated above being by way of example and not of limitation.

      3.4. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive on the Grantee.

      3.5. No member of the Committee shall be personally liable to the Company, any officers or employees of the Company or the Company's shareholders for damages for any action taken or determination made in good faith.

      3.6. Notwithstanding anything in this Plan to the contrary, the Committee shall not grant Options which would cause the aggregate Fair Market Value, determined as of the date of grant of Common Stock with an Option under this Plan (or any other plan of the Company or its Subsidiaries granting ISOs) is exercisable for the first time by any Grantee during any calendar year to exceed $1,000,000 or such other amount as may be prescribed by the Code.

4. Shares Available for Options.

      4.1. The aggregate number of shares of Common Stock for which Options may be granted under this Plan shall be 91,885 shares of Common Stock, subject to adjustment as provided in Section 13. The Company shall reserve and keep available an appropriate amount of Common Stock for issuance pursuant to the exercise of Options granted under this Plan.

      4.2 The shares transferred by the Company upon the exercise of Options under this Plan shall consist of authorized but unissued shares of Common Stock.

      4.3. If any Option granted under this Plan shall expire or terminate for any reason without having been fully exercised, then the unexercised portion of such Option shall again be available for the granting of other Options under this Plan.

5.  Eligibility.

      5.1 All employees determined to be Key Employees by the Committee shall be eligible to receive Options under this Plan. Grantees, including those who have been granted options under stock option plans heretofore or hereafter adopted by the Company or any Subsidiary, may receive more than one Option under this Plan, subject to the limitation of this Plan.

      5.2. No director of the Company or any Subsidiary who is not also a Key Employee shall be entitled to receive Options under this Plan.

      5.3. Each Option may be granted alone or in addition to any other Option granted under this Plan. The terms of each Option need to be identical, and the Committee need not treat Grantees uniformly. Except as otherwise provided by this Plan or a particular Option, any determination with respect to an Option may be made by the Committee at the time of grant or at any time thereafter.

      5.4. Options granted pursuant to this Plan shall be ISOs and shall be subject to and comply with Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under this Plan be so exercised so as to cause any Option granted hereunder to not comply fully with the requirements if Section 422 of the Code as of the date of grant.

6. Terms and Conditions of Options.

      6.1. Except as herein provided, each Option granted hereunder shall be exercisable for such period as the Committee shall determine at the time of the grant; provided, however, that (i) such period maybe not commence until at least six months following the date of grant, except in the event in the event of the death, Disability, retirement in accordance with the Company's retirement plans or policies or involuntary termination of employment other than for Cause of the Grantee before the expiration of such period; (ii) no Option shall be exercisable until the Plan shall have been approved in accordance with Section 15 hereof; (iii) the Company shall have fully complied with the terms and provisions of the Act, and (iv) in no event shall an Option be exercisable more than 10 years from the date of grant hereof; provided, however, that if a Key Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, and an Option is granted to such Key Employee, such Option shall not be exercisable after the expiration of five (5) years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

6.2 An Option shall terminate immediately, and no rights there under may be exercised, if the person to whom it is granted ceases to be employed by the Company or any Subsidiary, except that:

      (a) subject to the limitations on excercisability set forth in Section 6.1, if the Grantee dies while in the employ of the Company or any Subsidiary, the Grantee's rights under the Option may be exercised as to the share of Common Stock covered thereby, by his or her legal representative or by the persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution, upon the earlier of (i) expiration of the term of the Option, or (ii) twelve months following the Grantee's death;

      (b) If the employment of the Grantee is terminated because of Disability, the Grantee's rights under the Option may be exercised as to the shares of Common Stock covered thereby by the Grantee or his or her guardian or other legal representative, upon the earlier of (i) expiration of the term of the Option or (ii) twelve months following termination of his or her employment because of Disability;

      (c) If the employment of the Grantee is terminated by reason of his or her retirement in accordance with the terms of the Company's retirement plans or policies or with the consent of the Committee or is involuntarily terminated other than for Cause, the Grantee's rights under the Option may be exercised as to the shares of Common Stock covered thereby, upon the earlier of (i) expiration of the term of the Option or (ii) three months after termination of employment.

      (d) If the employment of the Grantee is terminated for Cause, the Options shall immediately terminate and the Grantee shall have no further rights there under.

6.3 Notwithstanding anything contained in Section 6.2 to the contrary, no Option rights shall be exercisable by anyone after the expiration of the term of the Option.

6.4 Transfers of employment between the Company and any Subsidiary or between Subsidiaries shall not constitute termination of employment for purposes of any Option granted under this Plan. For purposes of this Plan, an employee who is on a leave of absence approved by the Company or any Subsidiary shall not be deemed to have terminated his or her employment.

7.  Option Price

      7.1 The option price shall be not less than 100% of the Fair Market Value of the Common Stock subject to such Option on the date of grant; provided, however, that if the Key Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Option is granted to such Key Employee, the Option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of grant.

      7.2 Notwithstanding any provisions in Section 7.1 to the contrary, in no event shall the option price of the authorized but unissued shares of Common Stock of the Company be less than the par value of such stock.

8. Non-Transferability of Options. No Option granted under this Plan shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and, except as otherwise provided in Section 6, such Option may only be exercised by the Grantee during his or her lifetime.

9.  Option Price

      9.1 The grant of every Option shall be evidenced by and conditioned upon the execution of a written option agreement between the Company and the Grantee. The option agreement shall set forth the number of shares of Common Stock subject to the Option, the option price, the term during which the Option may be exercised, and any other provisions not inconsistent with the provisions of this Plan, which the Committee may deem necessary or appropriate from time to time. The option agreement shall not contain any provision which would cause such Option granted there under to fall to quality as an Incentive Stock Option under Section 422 of the Code. The Committee shall approve a form or forms of option agreements which the Committee, in its discretion, may specify as the sole forms of option agreement effective to grant Options to Key Employees under this Plan.

      9.2 Notwithstanding the date upon which an option agreement be executed, the data upon which and Option is authorized by the Committee shall be the effective date of the Option, unless the authorization by the Committee indicates that the Option is to be effective as of a future date.

10.  Option Exercise and Payment

      10.1 Subject to Sections 5, 6, and 7, each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares of Common Stock as shall be determined pursuant to the provisions of the option agreement evidencing such Option.

      10.2 A Grantee electing to exercise an Option shall give written notice to the Committee (or its designated representative) of such election and of the number of full shares of Common Stock to the Grantee elects to purchase. Options shall be exercisable in such amounts as the Grantee may elect subject to such restrictions as the Committee or this Plan may provide.

      10.3 Payment of the option price shall be tendered to the Company (i) in cash, including certified check, bank draft or money order, or (ii) at the discretion of the Committee, by delivering Common Stock already owned by the Grantee or (iii) a combination of the payments specified in (i) and (ii), or all or a portion of the purchase price of the shares of Common Stock purchased, and shall comply with such other requirements as the Committees shall establish in accordance with this Plan. With respect to clause (ii) above, the Fair Market Value of Common Stock so delivered shall be determined as of the date immediately preceding the date the Option is exercised. If payment is made in whole or in part in shares of Common Stock, the Grantee shall deliver to the Company certificates registered in the name of the Grantee representing shares of Common Stock owned by such Grantee, free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the Grantee. With respect to Grantees (other than officers of the Company), payment may also be made by delivering a properly executed exercise notice (which includes irrevocable instructions to the Company to deliver the stock certificate(s) evidencing the shares of Common Stock directly to a specified broker) together with a copy of the irrevocable instructions forwarded to such broker to promptly deliver to the Company the amount of sale proceeds to pay the option price an the amount of any withholding taxes due.

      10.4 A Grantee shall notify the Committee in writing in the event that the Grantee disposes of Common Stock acquired upon exercise of an Option with the two-year period following the date the Grantee received Common Stock upon the exercise of the Option, and shall comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it will be entitled in such event under the Code.

11. No Rights as Shareholder. Neither the Grantee no the personal representatives, heirs or legatees of such Grantee shall be or have any rights or privileges of a shareholder of the Company with respect to any Common Stock subject to an Option unless and until certificates evidencing such Common Stock shall have been issued and delivered to the Grantee or to such personal representatives, heirs or legatees.

12. No Rights to Continued Employment. This Plan and any Option granted under this Plan shall not confer upon any Grantee any right with respect to continuation of employment by the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary by which the Grantee is employed to terminate his or her employment at any time.

13. Adjustment Upon Changes in Capitalization. The instruments evidencing Options granted hereunder shall contain such provisions as the Committee shall deem appropriate to adjust the number of shares of Common Stock covered thereby, or to adjust the option prices, or both, in the event of the sale or other disposition or distribution by the Company of all or a portion of its assets or any change in the outstanding Common Stock of the Company by reason of stock dividends, stock split-ups, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares or the like, of or by the Company. To prevent dilution of enlargement of rights in the event of any such change, the aggregate number and classes of shares for which Options thereafter may be granted under this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change.

14. Withholding Taxes. Whenever, under this Plan, shares of Common Stock are to be issued upon the exercise of Options, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. If any, prior to the delivery of any certificate or certificates for such shares, in the alternative, at the Grantee's request and at the sole discretion of the Committee, the Company may withhold that number of shares of Common Stock covered by the Option or allow the Grantee to delivery already owned shares of Common Stock (in either case based on the Fair Market Value of such shares on the date of exercise) which would satisfy the withholding tax amounts due, if any, in connection with the shares to be issued to the Grantee upon exercise of the Grantee's Option.

15. Necessity of Shareholder Approval. This Plan and any Options granted hereunder shall be null, void and of no effect unless this Plan has been approved by two-thirds of the holders of Common Stock of the Company within twelve (12) months after the date of this Plan's adoption by the Board.

16. Duration and Amendment of the Plan

      16.1  No Option may be granted under this Plan after the expiration of ten
            (10) years from the earlier of (a) the date this Plan is adopted by the Board or (b) the date this Plan is approved by the shareholders of the Company in accordance with Section 15.

      16.2 The Board may amend, terminate or suspend this Plan at any time; provided, however, that no such amendment shall, without approval of the Company's shareholders, (a) Increase the aggregate number of shares as to which Options may be granted under this Plan as set forth in Section 4.1, except as specified in Section 13; (b) change the number of shares of Common Stock subject to Options or the date of grant of the exercise price of such Options; (c) modify the requirements as to the eligibility for participation in this Plan; or (d) materially increase the benefits accruing to participants in this Plan.

      16.3 No Option may be granted during any suspension of this Plan or after this Plan has been terminated; and no amendment, suspension or termination shall, with out the Grantee's consent, alter or impair any of the Grantee's rights or obligations under any Option therefore granted to him or her under this Plan except insofar as a merger or consolidation of the Company or termination of employment of a Grantee or a liquidation or dissolution shall effect the cancellation of an Option.

      16.4 In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Company, in each case in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board shall use its best efforts to cause the board of directors of any corporation assuming the obligations of the Company, to, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such options shall be assumed, or equivalent options shall be submitted, by the acquiring or succeeding corporations (or an affiliate thereof), (ii) upon written notice to the Grantee, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised (to the extent then exercisable) by the Grantee within a specified period following the date of such notice, (III) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment to the Grantee equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent than exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, and (IV) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

17. Applicable Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of New Jersey without giving effect to conflicts of laws principles thereof.

18. Binding Effect. The terms of the Plan shall be binding upon its successors and assigns.

19. Savings Clause. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.